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                                                                  EXHIBIT 23.1


                         CONSENT OF GRANT THORNTON LLP



We have issued our report dated April 9, 1999 accompanying the consolidated financial statements of JLA Credit Corporation as of December 31, 1998 and for the year then ended contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/Grant Thornton LLP


Cleveland, Ohio
September 15, 1999